                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Kenneth Cole Productions, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                 Kenneth Cole

                                   New York

Kenneth Cole Productions, Inc.
152 West 57th Street
New York, NY 10019

                                                                 April 22, 1997

To our Shareholders:

  On behalf of the Board of Directors and management of Kenneth Cole Productions, Inc., I cordially invite you to attend the Annual Meeting of Shareholders on Thursday, May 29, 1997 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094.

  The principal matters of business will be the election of seven members of the Board of Directors, to amend the Company's employee stock option plan to increase by 500,000 the number of shares authorized for issuance and the ratification of Ernst & Young LLP as the Company's independent auditors. Additional details about the meeting are contained in the accompanying Notice of Annual Meeting and Proxy Statement. Certain directors and executive officers of the Company will be present at the meeting to respond to any questions that you may have. Accompanying the proxy materials is the Company's Annual Report to Shareholders for the year ended December 31, 1996. This report describes certain financial and operational aspects of the Company.

  It is important that your shares be represented whether or not you are able to be present at the Annual Meeting. We are gratified by our shareholder's continued interest in Kenneth Cole Productions, Inc. and urge you to complete, sign and date the enclosed proxy card and return it promptly.

  We look forward to seeing you at the meeting.

                                          Sincerely,

                                       /s/Kenneth D. Cole
                                       -------------------------------------
                                          Kenneth D. Cole
                                          Chairman of the Board of Directors,
                                          President and Chief Executive
                                          Officer

                        KENNETH COLE PRODUCTIONS, INC.

                             152 West 57th Street
                              New York, NY 10019

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                 May 29, 1997

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Kenneth Cole Productions, Inc. (the "Company"), a New York corporation, will be held on Thursday, May 29, 1997 at 10:00 A.M. at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094, for the following purposes:

  1. To elect seven directors, two directors to be elected by the holders of the Company's Class A Common Stock and five directors to be elected by the holders of the Company's Class A Common Stock and the holder of the Company's Class B Common Stock voting together as a single class, to serve for a term of one year;

  2. To amend the Kenneth Cole 1994 Employee Stock Option Plan to increase by 500,000 the number of shares authorized for issuance thereunder;

  3. To ratify the appointment of the independent auditors of the Company to serve until the next Annual Meeting of Shareholders; and

  4. To transact such other business as may properly be brought before the meeting in connection with the foregoing or otherwise.

  Shareholders of record at the close of business on April 15, 1997 are the only shareholders entitled to notice of and to vote at the meeting.

  To assure your representation at the meeting, you are requested to fill in, date and sign the enclosed proxy, which is solicited by the Company's Board of Directors, and to mail it promptly in the envelope provided. Any shareholder attending the meeting may vote in person even if he or she previously returned a proxy.

                                          By Order of the Board of Directors,

                                          Stanley A. Mayer
                                          Secretary

New York, New York
April 22, 1997

                                   IMPORTANT
 A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                        KENNETH COLE PRODUCTIONS, INC.

                             152 West 57th Street
                              New York, NY 10019

   ----------------------------------------------------------------------
              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 29, 1997
   ----------------------------------------------------------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kenneth Cole Productions, Inc., a New York corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094 on Thursday, May 29, 1997 at 10:00 A.M. and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was April 22, 1997.

  The principal executive offices of the Company are located at 152 West 57th Street, New York, New York 10019.

  Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Annual Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all seven nominees for the Board of Directors, FOR the amendment of the Company's employee stock option plan to increase by 500,000 the number of shares authorized for issuance and FOR ratification of the selection by the Board of Directors of Ernst & Young LLP as the Company's auditors for the current year.

  The expenses of the solicitation of proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the enclosed form of proxy and this proxy statement, will be paid by the Company. Such solicitation may be made in person or by telephone by officers and employees of the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the search for, and the distribution of proxies to, beneficial owners of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), held in street name or by other nominees, and will pay such firm a fee of $600, plus reimbursement of direct, out-of-pocket expenses incurred by such firm in such activity. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of Class A Common Stock.

                                    VOTING

  On April 15, 1997 the Company had outstanding 7,363,946 shares of Class A Common Stock and 5,785,398 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"). Only holders of record of the Class A Common Stock and the Company's Class B Common Stock at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting. All of the Class B Common Stock is owned by Kenneth D. Cole, President and Chief Executive Officer of the Company.

  Under New York law and the Company's By-Laws, the presence in person or by proxy of a majority of the outstanding shares of the Class A Common Stock and the Class B Common Stock, in the aggregate, is necessary to constitute a quorum at the Annual Meeting. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (i.e., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. Except as otherwise provided in the Company's Restated Certificate of Incorporation or by law, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class on all matters to be voted upon at the Annual Meeting and any adjournment thereof, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock, and each record holder of Class B Common Stock entitled to ten votes per share of Class B Common Stock. The Company's Restated Certificate of Incorporation provides that the holders of the Class A Common Stock vote separately as a class to elect 25% (not less than two directors) of the Company's Board of Directors.

  The Board of Directors does not intend to bring any matter before the Annual Meeting except as specifically indicated in the notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of April 15, 1997 with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock, by (i) each beneficial holder of more than five percent of any class of the Company's voting securities, (ii) each director and nominee for a director of the Company who owns shares of any class of the Company's voting securities, (iii) the Company's Chief Executive Officer, and each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person listed has sole voting power with respect to the shares beneficially owned by such person.

                                         CLASS A COMMON        CLASS B COMMON
                                              STOCK                 STOCK
                                        --------------------- -----------------
                NAME OF                 NUMBER OF             NUMBER OF
           BENEFICIAL OWNER              SHARES       PERCENT  SHARES   PERCENT
           ----------------             ---------     ------- --------- -------
Kenneth D. Cole(1)..................... 5,952,064 (2)  44.3%  5,785,398   100%
Paul Blum(1)...........................   216,602 (3)   2.9
Stanley A. Mayer(1)....................   173,300 (4)   2.3
Denis F. Kelly.........................    77,500 (5)   1.0
Maria C. Cole(1).......................    71,500 (6)     *
Robert C. Grayson......................    10,000 (7)     *
Jeffrey G. Lynn........................     8,334 (8)     *
Richard Prout(1).......................     6,334 (9)     *
Susan Q. Hudson(1).....................     6,000(10)     *
FMR Corp...............................   771,050(11)  10.5
Nicholas Applegate Capt. Mgt. .........   648,100(12)   8.8
The TCW Group Inc. ....................   509,100(13)   6.9
All directors, nominees for director
 and executive officers as a group (9
 persons).............................. 6,471,634(14)  48.1%  5,785,398   100%

                                                  (footnotes on following page)

--------
* Less than 1.0%

 (1) The beneficial owner's address is c/o Kenneth Cole Productions, Inc., 152 West 57th Street, New York, NY 10019.

 (2) Includes (a) 5,785,398 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 5,785,398 shares of Class B Common Stock held by Mr. Cole, (b) 100,000 shares held by The Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (c) 50,000 shares held by the Kenneth Cole Foundation of which Mr. Cole is a co-trustee with his wife and (d) 16,666 shares which Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

 (3) Includes 52,000 shares which Mr. Blum has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

 (4) Includes (a) 28,000 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan and (b) an aggregate of 145,300 shares which Mr. Mayer has the right to acquire within 60 days upon the exercise of options granted to him pursuant to certain stock option agreements with the Company.

 (5) Includes 27,500 shares which Mr. Kelly has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Kelly's address is c/o Prudential Securities Incorporated, One New York Plaza, New York, NY 10292.

 (6) Includes (a) 21,500 shares which Ms. Cole has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan and (b) 50,000 shares held by the Kenneth Cole Foundation, of which Ms. Cole is a co-trustee with her husband. Ms. Cole disclaims beneficial ownership of the shares held by said Foundation.

 (7) Mr. Grayson's address is c/o BGA Inc. 300 Park Ave, 17th Floor, New York, NY 10022.

 (8) Includes 8,334 shares which Mr. Lynn has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan. Mr. Lynn's address is c/o Dunham's Athleisure Corp., 5000 Dixie Highway, Waterford, Michigan 48329.

 (9) Includes 6,334 shares which Mr. Prout has the right to acquire within 60 days upon the exercise of options granted to him under the Company's 1994 Stock Option Plan.

(10) Includes 6,000 shares which Ms. Hudson has the right to acquire within 60 days upon the exercise of options granted to her under the Company's 1994 Stock Option Plan.

(11) As reported on Schedule 13(g) filed by FMR Corp on April 10, 1997.

(12) As reported on Schedule 13(f) as filed with the Securities and Exchange Commission.

(13) As reported on Schedule 13(f) as filed with the Securities and Exchange Commission.

(14) The 50,000 shares of Class A Common Stock held by the Kenneth Cole Foundation may be deemed to be beneficially owned by both Kenneth and Maria Cole as co-trustees, but such shares are only included once in the computation of shares beneficially owned by all directors, nominees for director and executive officers as a group.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

  Seven Directors are to be elected at the Annual Meeting to serve for a term of one year and until their respective successors have been elected and shall qualify. Each proxy received will be voted FOR the election of the nominees named below unless otherwise specified in the proxy. If any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote in their discretion for a nominee, if any, that may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such person was selected as a director or nominee.

NOMINEES FOR DIRECTOR

  The Company's Board of Director has nominated seven directors to be elected to the Board of Directors at the Annual Meeting, each of whom is currently a Director of the Company: Kenneth D. Cole, Paul Blum, Stanley A. Mayer, Maria
C. Cole, Robert C. Grayson, Denis F. Kelly and Jeffrey G. Lynn.

  Denis F. Kelly and Jeffrey G. Lynn are the nominees for director for election by the holders of the Class A Common Stock. The other nominees for director will be elected by the vote of the holders of the Class A Common Stock and the holder of the Class B Common Stock voting together as a single class.

  Certain information concerning the nominees is set forth below:

                                                                                   YEAR BECAME
             NAME           AGE                PRINCIPAL OCCUPATION                A DIRECTOR
             ----           ---                --------------------                -----------
   Kenneth D. Cole......... 43  President and Chief Executive Officer                 1982
   Paul Blum............... 37  Executive Vice President                              1994
   Stanley A. Mayer........ 49  Executive Vice President, Chief Financial Officer,    1994
                                 Treasurer and Secretary
   Maria C. Cole........... 35  Chairperson, H.E.L.P.                                 1994
   Robert C. Grayson....... 51  Management Consultant                                 1996
   Denis F. Kelly.......... 47  Managing Director, Prudential Securities Inc.         1994
   Jeffrey G. Lynn......... 47  Chairman, President and Chief Executive Officer,      1995
                                 Dunham's Athleisure Corp.

  Kenneth D. Cole has served as the Company's President and Chief Executive Officer since its inception in 1982. Mr. Cole was a founder, and from 1976 through 1982, a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured Candie's women's shoes. Mr. Cole is on the Boards of Directors of the American Foundation for AIDS Research ("AmFAR") and H.E.L.P., a New York agency that provides temporary housing for the homeless. In addition, Mr. Cole is a Director and President of each of the wholly-owned subsidiaries of the Company.

  Paul Blum has served as Executive Vice President of the Company since May 1996 and as Senior Vice President from August 1992 until May 1996. Mr. Blum joined the Company in 1990. From 1982 until 1990, Mr. Blum served as Vice President and was a principal shareholder of The Blum Co., a fashion accessory firm, the assets of which were purchased in 1990 by the Company.

  Stanley A. Mayer has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company since March 1988. From 1986 until joining the Company, Mr. Mayer held the position of Vice President-Finance and Administration of Swatch Watch USA, Inc. Mr. Mayer was the Controller of the Ralph Lauren and Karl Lagerfeld womenswear divisions of Bidermann Industries, USA, Inc. from 1979 until 1986. In addition, Mr. Mayer is the Vice President and Secretary of each of the wholly-owned subsidiaries of the Company.

  Maria Cuomo Cole is the Chairperson of H.E.L.P., a position she has held since January 1993. From time to time, Ms. Cole has acted as a consultant to the Company with respect to public relations. From 1987 to 1992, Ms. Cole was a partner in C.A. Associates, a public-relations firm based in New York City which provided public-relations services to the Company.

  Robert C. Grayson is the Chairman, President and Chief Executive Officer of Berglass-Grayson Associates (BGA), a consulting firm. From 1992-1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men's sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1983 to 1985. Mr. Grayson is a Director of Ann Taylor Corp., Sunglass Hut, Lillian August, Inc. and Richter Systems. Mr. Grayson has been a director of the Company since November 1996.

  Denis F. Kelly is a Managing Director and the head of the Mergers and Acquisitions Department at Prudential Securities Incorporated since July 1993. From 1991 until 1993, Mr. Kelly was President of Denbrook Capital Corp., a merchant banking firm. Mr. Kelly was at Merrill Lynch from 1980 to 1991, where he served as Managing Director, Mergers & Acquisitions from 1984 to 1986, and then as a Managing Director, Merchant Banking, from 1986 to 1991. Mr. Kelly is a director of MSC Industrial Direct, Inc.

  Jeffrey G. Lynn has been the Chairman, President and Chief Executive Officer of Dunham's Athleisure Corp., a specialty retailer of sportswear, since 1987. Mr. Lynn joined Dunham's Athleisure Corp. in 1985 and served as president until 1987. Prior to 1985, he served as Executive Vice President of the Musicland Group, a specialty retailer of audio/video entertainment software. Mr. Lynn is a director of English Gardens and Fairlane Florists, Inc. and SOL Capital Management Company.

  Kenneth D. Cole and Maria C. Cole are husband and wife. There are no other family relationships among any other directors or executive officers of the Company.

  The election of the directors requires the affirmative vote of a plurality of the Ordinary Shares voted at the Annual Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES.

NAMED EXECUTIVE OFFICERS

  Kenneth D. Cole, Paul Blum, Stanley A. Mayer, Richard Prout and Susan Q. Hudson are the named executive officers of the Company. There are no arrangements between the Company and a named executive officer other than the employment agreement, between the Company and Mr. Blum described under the caption "Executive Compensation--Employment Contracts."

  Certain information regarding the named executive officers of the Company, other than Mr. Prout and Ms. Hudson, is set forth above.

  Richard Prout, age 52, is and for more than the past five years has been, the sole shareholder and employee of Dick Prout Enterprises, Inc., which corporation has been engaged by the Company to direct the operations of its Landed Branded line of products.

  Susan Q. Hudson, age 37, has served as Divisional President--Men's Footwear, since 1996 and as Vice President in charge of men's footwear since 1990. Prior to joining the Company, Ms. Hudson was at LA Gear, where she served as Regional Sales Manager.

GOVERNANCE OF THE COMPANY

  In accordance with applicable New York State law, the business of the Company is managed under the direction of its Board of Directors, which establishes the overall policies and standards for the Company and reviews performance of management. The directors are kept informed of the Company's operations at meetings of the Board of Directors and committees of the Board and through reports, analyses and discussions with management.

  The Board of Directors meets quarterly. In addition, significant communications between the directors and the Company occur apart from the regularly scheduled meetings of the Board of Directors and its Committees. During 1996 there were four regularly scheduled meetings of the Board of Directors. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has standing Audit and Compensation Committees; it does not have a standing Nominating Committee.

  The Audit Committee, composed of Mr. Kelly, Mr. Lynn and Mr. Grayson represents the Board of Directors in discharging its responsibilities relating to the accounting, reporting, financial and internal control practices of the Company. The Committee has general responsibility for reviewing with management the financial and internal controls and the accounting, audit, and reporting activities of the Company. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and is informed of their significant audit findings and management's responses thereto. During 1996, the Audit Committee met twice.

  The Compensation Committee, composed of Mr. Kelly, Mr. Lynn and Mr. Grayson, none of whom are current or former employees of the Company, is responsible for approving salaries, bonuses and other compensation for the Company's Chief Executive Officer and named executive officers, reviewing management recommendations relating to new incentive compensation plans and changes to existing incentive compensation plans, and for administering the Company's 1994 Stock Option Plan, including granting options and setting the terms thereof pursuant to such plan, (all subject to approval by the Board of Directors). The Committee conducts an annual review of the performance of the Company's Chief Executive Officer. The Committee is authorized to consult with independent compensation advisors. During 1996, the Compensation Committee met twice.

DIRECTOR COMPENSATION

  Directors who are also employees of the Company are not paid any fees or other remuneration, as such, for service on the Board or any of its Committees.

  Each non-employee director receives a retainer of $3,000 per quarter. In addition, non-employee directors receive $1,000 for each regularly scheduled quarterly Board meeting they attend. The Company's 1994 Stock Option Plan provides that non-employee directors each receive (i) a grant of an option to purchase 5,000 shares of Class A Common Stock upon agreeing to serve as a director, pro rated based upon the number of months remaining until the next annual meeting of shareholders and (ii) an annual grant of an option to purchase 5,000 shares of Class A Common Stock to be made at the first meeting of the Company's Board of Directors following each annual meeting of shareholders. All options granted to non-employee directors are at an initial per share option price equal to 100% of the fair market value of the Class A Common Stock on the date of grant. The options granted to the non-employee directors expire ten years from the date of grant and vest in 50% increments on the first and second anniversaries of the grant. In addition, non-employee directors are reimbursed by the Company for all expenses related to meetings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Act") and on written representations from its executive officers, directors and persons who beneficially own more than 10% of the Class A Common Stock, all filing requirements of Section 16(a) of the Act were complied with during the year ended December 31, 1996.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

  The following table sets forth the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer and to each of the Company's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at December 31, 1996 (together, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries for the years ended December 31, 1996, 1995 and 1994.

                                                                    LONG-
                                                              TERM COMPENSATION
                                                                   AWARDS
                                                            ---------------------
                                   ANNUAL COMPENSATION
                              ----------------------------- RESTRICTED SECURITIES
        NAME AND                               OTHER ANNUAL   STOCK    UNDERLYING      OTHER
   PRINCIPAL POSITION    YEAR  SALARY   BONUS  COMPENSATION AWARDS ($) OPTIONS(1) COMPENSATION(3)
   ------------------    ---- -------- ------- ------------ ---------- ---------- ---------------
Kenneth D. Cole......... 1996 $500,000                                   50,000
 President and           1995  500,000
 Chief Executive         1994  500,000                                                $1,500
 Officer
Paul Blum............... 1996  250,000 175,000                           20,000        1,500
 Executive Vice          1995  200,000 125,000                          120,000        1,500
 President               1994  200,000 304,000                           40,000        1,500
Stanley A. Mayer........ 1996  200,000 108,000                           10,000        1,500
 Executive Vice          1995  175,000 125,000                                         1,500
 President               1994  175,000 211,000                          250,950        1,500
Richard Prout(2)........ 1996                    $170,000
 Vice President          1995                     179,000                 3,000
                         1994                     233,000                 8,000
Susan Q. Hudson......... 1996  165,000  40,000                                         1,500
 Divisional President,   1995  155,000  30,000                                         1,500
 Men's Footwear          1994  143,000  24,000                            6,000        1,352

  No stock appreciation rights, long-term incentive payment payouts or other compensation, as defined in the proxy regulations of the Securities and Exchange Commission regulating the solicitation of proxies, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three years.
--------

(1) All per share amounts have been restated to reflect the October 1995 two-for-one stock split, effected in the form of a stock dividend.
(2) Amounts indicated were paid to Dick Prout Enterprises, Inc., of which Mr. Prout is sole shareholder, in consideration for marketing services provided to the Company by Dick Prout Enterprises, Inc.
(3) Amounts represent the Company's matching contribution to the 401(k) plan.

                          OPTION GRANTS IN LAST YEAR

  The following table sets forth certain information concerning options to purchase Class A Common Stock ("Options") granted during 1996 to the Named Executive Officers:

                            INDIVIDUAL GRANTS(1)                          POTENTIAL REALIZABLE
   -----------------------------------------------------------------------  VALUE AT ASSUMED
                                    PERCENT OF TOTAL                      RATES OF STOCK PRICE
                                        OPTIONS                             APPRECIATION FOR
                                       GRANTED TO    EXERCISE                OPTION TERM(1)
                            OPTIONS    EMPLOYEES       PRICE   EXPIRATION ---------------------
             NAME           GRANTED     IN YEAR      ($/SHARE)    DATE       5%         10%
             ----           ------- ---------------- --------- ---------- --------- -----------
   Kenneth D. Cole......... 50,000        31.9%       $16.225   2-28-06   $ 390,050 $ 1,101,635
   Paul Blum............... 20,000        12.8%       $ 14.75   2-28-06   $ 185,520 $   470,152
   Stanley A. Mayer........ 10,000         6.4%       $ 14.75   2-28-06   $  92,760 $   235,076
   Richard Prout...........  3,000         1.9%       $ 14.75   2-28-06   $  27,828 $    70,523
   Susan Q. Hudson.........      0

--------
(1) The dollar amounts in these columns are the result of calculations at the five and ten percent rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Class A Common Stock.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES

  The following table sets forth information for the Named Executive Officers regarding the exercise of stock options during 1996 and unexercised options as of December 31, 1996.

                           SHARES               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                          ACQUIRED    VALUE    UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                         ON EXERCISE REALIZED  OPTIONS AT YEAR END (#)       AT YEAR END ($)
                         ----------- -------- ------------------------- -------------------------
          NAME               (#)       ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- ----------- ------------- ----------- -------------
Kenneth D. Cole.........                                      50,000    $        0   $        0
Paul Blum...............                        40,000       140,000       380,000      735,000
Stanley A. Mayer........                        97,298        93,652     1,224,116    1,085,532
Richard Prout...........                         2,667         5,667        25,337       27,587
Susan Q. Hudson.........                         4,000         2,000        38,000       19,000

--------
(1) The value of unexercised, in-the-money options, is the difference between the exercise price of the options and the fair market value of the Class A Common Stock at December 31, 1996 ($15.50).

 Compensation Committee Interlocks and Insider Participation

  The Company's Board of Directors approves compensation decisions recommended by the Compensation Committee. Kenneth D. Cole, Paul Blum and Stanley A. Mayer, each of whom are executive officers and directors of the Company, participated in the Board's deliberations regarding certain executive compensation.

Mr. Blum received salary and bonus for 1996 pursuant to his employment agreement with the Company. See "Employment Agreements."

 Employment Agreements

  In April 1994, the Company entered into an employment agreement with Kenneth
D. Cole, which expired on December 31, 1995. The Company presently does not have an employment agreement with Mr. Cole. However, the Compensation Committee has established Kenneth D. Cole's annual salary for 1997 at $600,000. In addition, Mr. Cole is eligible to receive an annual incentive bonus in accordance with the criteria established by the Compensation Committee. See "Compensation Committee Report on Executive Compensation."

  In May 1996, the Company entered into an employment agreement with Mr. Blum. The Employment agreement provides for his employment as the Company's Executive Vice President through May 30, 1999. Pursuant to this agreement, Mr. Blum received annual compensation in 1996 in the amount of $250,000. In addition, Mr. Blum is entitled to an annual bonus (up to $175,000 in 1996) based on meeting specific personal and/or corporate objectives (33 1/3% weighting) and (ii) the financial performance of the Company (66 2/3% weighting) as determined by (a) the percentage increase in 1996 net sales over 1995 net sales (33 1/3%) and (b) the percentage increase in 1996 earnings per share over 1995 earnings per share (33 1/3%). For the year ended December 31, 1996, Mr. Blum received a bonus in the amount of $175,000.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for reviewing and approving the Company's compensation policies and the compensation paid to its executive officers, including the Chief Executive Officer and the Named Executive Officers. The Compensation Committee is comprised of non-employee Directors who have no consulting arrangements or other significant relationships with the Company.

COMPENSATION PHILOSOPHY

  The Company's executive compensation program is designed to facilitate the long-term success and growth of the Company through the attraction, motivation, and retention of outstanding executives.

  The objectives of the Company's executive compensation programs are to:

  .  Attract and retain the highest quality executives;

  .  Inspire and motivate executive officers to increase Company performance;

  . Align executive officers' financial interest with those of the Company's long-term investors; and

  . Reward executive officers for exceptional individual contributions to the achievement of the Company's objectives.

  Executive compensation consists of base salary, annual incentive bonuses and employee stock options. These compensation components are measured both internally and in comparison to industry averages, thereby providing the Committee with comparative guidelines.

  Depending on the Company's performance and individual performance, the Committee determines appropriate base salary, annual incentive awards and long-term incentive awards (stock options) for the

Company's executives. The Committee does not apply any specific quantitative formulae in arriving at its compensation decisions on base salary and long-term incentive awards. The Committee does apply specific quantitative formulae, as described below, in arriving at its annual incentive award decisions.

BASE SALARY

  The Compensation Committee reviewed and approved the 1996 base salaries for the Chief Executive Officer and the Named Executive Officers. Base salaries for executive officers are determined annually by evaluating the responsibilities of the position and the Company's performance and the individuals contribution to that performance. For those executive officers responsible for a particular business division, the financial and non-financial results (e.g., building of brand name within industry) of their division are also considered.

  Compensation levels of executives are analyzed by the Committee through an assessment of prevailing compensation levels among the Company's competitors. The Company's competitors, for this purpose, include selected companies with revenues from $50 million to $500 million and with a market capitalization of at least $50 million ("Comparison Group"). The Comparison Group was determined during 1995, when management commissioned an independent compensation consultant to conduct an extensive competitive analysis of the Company's executive compensation program. The study examined how the Company's performance compared to the performance of the Comparison Group and compared the Company's executive compensation levels to competitive practices.

  In determining whether to adjust an executives base salary, including the salary of the Chief Executive Officer, the Committee takes into account the executive's performance, the performance of the operations directed by that executive, and the position of the executive's compensation in relation to the established salary range for that position. In evaluating whether an executive's total compensation package should be adjusted, the Committee also takes into account changes in the executive's responsibilities and compensation philosophy.

  While there are no pre-established weightings given to each factor, these salaries are based on performance criteria such as:

  . financial performance with a balance between long-and short-term earnings and revenue growth;

  .  long-term strategic decisions;

  .  initiative to build the Company and development of the leadership team;

  . flexibility and responsiveness to a rapidly changing competitive environment; and

  .  relative position to salary structure.

ANNUAL INCENTIVE BONUS AND STOCK OPTIONS

  The annual bonus for certain of the Named Executive Officers in 1996 was based on achieving a combination of personal and corporate objectives in accordance with a specific bonus formula developed by the Compensation Committee. The 1996 bonuses were targeted at levels expressed as a percentage of base salary based on (i) the individuals meeting specific personal and/or corporate objectives (33 1/3% weighting) and (ii) the financial performance of the Company (66 2/3% weighting) as determined by (a) the percentage increase in 1996 net sales over 1995 net sales and (b) the percentage increase in 1996 earnings per share ("EPS") over 1995 EPS. The bonus paid to Paul Blum for 1996 was paid pursuant to his respective employment agreement with the Company.

  The Compensation Committee believes stock options are an effective long-term award instrument because they focus management attention on long-term shareholder return through stock price appreciation. Stock option awards are granted in accordance with the Company's 1994 Stock Option Plan and are based on Company and individual performance. The exercise price is equal to the fair market value of Class A Common Stock on the date of grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER FOR 1996

  Kenneth D. Cole, the Company's President and Chief Executive Officer, is eligible to participate in the same compensation plans available to the other executive officers. Mr. Cole's 1996 base salary of $500,000 is believed to be below the median level of compensation of the Chief Executive Officers of similar companies.

  In reviewing Mr. Cole's performance in 1996 and determining compensation, the Committee considered the Company's 1996 growth in net sales of 30%, increase in operating income of 26% and increase in earnings per share of 25%. The bases for the Committee's determination regarding Mr. Cole's compensation in 1996 included the outstanding financial results of the Company, his decisive management of operations and strategic issues, and his drives to reinforce a culture of integrity, quality and company specific attributes.

  In February 1996, the Compensation Committee awarded Mr. Cole 50,000 Options, at an exercise price of $16.225 which equaled 110% of the fair market value of the Class A Common Stock on the date of grant. The key judgment the Committee made in determining Mr. Cole's 1996 Options award was its assessment of his ability and dedication to enhance the long-term value of the Company by continuing to provide the leadership and vision that he has provided as President and Chief Executive Officer. In March 1997, in lieu of a cash bonus, the Compensation Committee awarded Mr. Cole 50,000 Options, at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant, for his performance related to 1996. The Committee believes that by awarding Mr. Cole Options in lieu of cash bonuses, the Company's philosophy of aligning the financial interests of executive officers with those of the Company's long-term investors is better realized.

THE $1 MILLION CAP ON DEDUCTIBLE EXECUTIVE COMPENSATION

  The Internal Revenue Code of 1986 prohibits the Company from taking a tax deduction in any year for compensation paid to the persons who would be named executive officers in that year in excess of $1 million unless such compensation is "performance-based compensation." The Company did not pay in 1996 any officer compensation which will be subject to the $1 million deduction limitation. The Compensation Committee's present policy is to take into consideration the $1 million deduction limitation when structuring future compensation packages for the Company's executive officers and, where appropriate and in the best interests of the Company, to conform such packages to permit the Company to take a deduction for the full amount of all compensation.

                                          COMPENSATION COMMITTEE

                                          Robert C. Grayson
                                          Denis F. Kelly
                                          Jeffrey G. Lynn

STOCK PERFORMANCE GRAPH

  The following graph compares the yearly percentage change in the cumulative total shareholder return on the Class A Common Stock during the period beginning on June 3, 1994 (the date on which the Class A Common Stock began trading on the New York Stock Exchange) and ending on December 31, 1996 with the cumulative total return on the Standard & Poor's 500 Composite Index and the Standard & Poor's Footwear Index. The comparison assumes that $100 was invested on June 3, 1994 in the Class A Common Stock in the foregoing indices and assumes the reinvestment of dividends.


               COMPARISON OF 31 MONTH CUMULATIVE TOTAL RETURN*
           AMONG KENNETH COLE PRODUCTIONS, INC., THE S & P 500 INDEX
                         AND THE S & P FOOTWEAR INDEX


            6/94  9/94  12/94  3/95  6/95  9/95  12/95  3/96  6/96  9/96  12/96
            ----  ----  -----  ----  ----  ----  -----  ----  ----  ----  -----
S & P
  FOOTWEAR    99   104    120   117   121   146    163   184   230   267    270

S & P 500     98   102    102   112   123   133    141   148   155   160    173

KENNETH
  COLE        94   163    175   213   278   293    313   298   329   315    258


* $100 Invested on 6/03/94 in stock or on 5/31/94 in Index - including reinvestment of dividends. Fiscal year ending December 31.

                                                                     CUMULATIVE
                                                                    TOTAL RETURN
                                                                    ------------
Kenneth Cole Productions, Inc.
 Class A Common Stock..............................................     158%
S&P 500 Composite Index............................................      73
S&P Footwear Index.................................................     170

                 CERTAIN RELATIONSHIPS AND OTHER TRANSACTIONS

  Dick Prout Enterprises, Inc., of which Richard Prout is the sole shareholder, was engaged by the Company to direct the operations of the Company's Unlisted division until 1995 and is presently engaged to direct the operations of the Company's Landed Branded line of products. During 1996, payments of $170,000 were made pursuant to this arrangement.

  During 1996, the Company made payments of approximately $72,000 to KDC Aviation, Inc., in connection with the hire and use of its aircraft. During that period, Kenneth D. Cole owned 50% of the capital stock of KDC Aviation, Inc.

                 PROPOSAL TWO: AMENDMENT OF STOCK OPTION PLAN

  In June 1994, the Company adopted the Kenneth Cole 1994 Stock Option Plan (the "Plan") authorizing the issuance of an aggregate of up to 1,000,000 Class A Common Shares to employees, officers and directors of the Company.

  As of December 31, 1996, 879,902 options, net of forfeitures, were granted under the Plan, of which 118,577 have been exercised. As of December 31, 1996, 138,348 of the outstanding options granted had vested and were exercisable and 120,098 shares were available for future grants under the Plan.

  In November 1996, the Board of Directors of the Company amended the Plan to increase by 500,000 the number of Class A Common Shares authorized for issuance in connection with options granted to employees, officers and Directors of the Company. In April 1997, the Board amended the Plan to change the limit on the number of options which can be granted to any single optionee. Prior to amendment, the limit was 200,000 options over the life of the Plan. As amended, the limit is 100,000 options during any fiscal year. The Plan, as amended (the "Amended Stock Plan"), is subject to the approval of the Company's shareholders at the Annual Meeting.

  Set forth below is a description of the general terms and conditions of the Plan and certain federal income taxes consequences of Plan participation.

PURPOSE AND ELIGIBILITY

  The primary purpose of the Amended Stock Plan is to induce key employees, consultants and members of the Board of Directors who are neither employees nor officers of the Company ("Non-Employee Directors") to remain in the services of the Company, to attract new key employees, consultants, and Non-Employee Directors and to encourage such key employees, consultants and Non-Employee Directors to acquire stock ownership in the Company. The Amended Stock Plan contemplates the issuance of options that qualify as "incentive stock options" ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), options that do not qualify as "incentive stock options" ("Non Qualified Options") under Section 422 of the Code (collectively, "Options") or a combination thereof, as determined by a committee of the Board of Directors of the Company (the "Committee"). Options may be granted to key employees, consultants or Non-Employee Directors (collectively, "Eligible Persons"). However, Incentive Options may only be granted to key employees. In accordance with certain provisions of the Amended Stock Plan, Incentive Options may be granted to an Employee who owns immediately after such option is granted ten percent (10%) or more of either the outstanding voting shares of the Company or the value of all classes of stock of the Company ("10% Shareholder") as defined in Sections 422 and 424 of the Code. At present, the approximate number of Eligible Persons is one.

  The aggregate number of Class A Common Shares with respect to which Options may be granted under the Amended Stock Plan is 1,500,000. The aggregate number of Class A Common Shares with respect to which Options may be granted to any Eligible Person in any fiscal year is 100,000. As of the date of this Proxy Statement, approximately 620,000 Class A Common Shares remain available for issuance under the Amended Stock Plan and approximately 879,902 Class A Common Shares remain subject to outstanding Options under the Amended Stock Plan.

ADMINISTRATION

  The Amended Stock Plan is administered by the Committee, which consists of not less than two Non Employee Directors. To the extent the composition of the Board permits, the members of the Committee must be both "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act and "outside directors" for purposes of Section 162(m) of the Code. The members of the Committee are appointed by the Board of Directors and serve at the pleasure of the Board of Directors. The Committee, in its sole discretion, has the authority, among other things: to interpret the Amended Stock Plan; to prescribe, amend and rescind rules and regulations relating to the Amended Stock Plan; to determine the terms and provisions of the respective option agreements or certificates; to determine the Eligible Persons to whom Options will be granted ("Participants") and the time or times and prices at which grants will be made and become exercisable and forfeitable; to determine the number of Class A Common Shares covered by an Option and whether such Option shall be an Incentive Option or a Non Qualified Option; and to make all other determinations necessary or advisable for the administration of the Amended Stock Plan; provided, however that Non Employee Directors who are members of the Committee shall only be granted Options in accordance with Section 6B of the Amended Stock Plan (relating to the "Non Employee Directors' Formula Options" (as defined below)). All determinations and interpretations made by the Committee are final, binding and conclusive on all Participants and on their legal representatives and beneficiaries.

NON EMPLOYEE DIRECTORS' FORMULA OPTIONS

  Pursuant to the terms of the Amended Stock Plan, each Non Employee Director will be granted an Option (a "Non Employee Director's Formula Option") to purchase a certain number of Class A Common Shares at an initial per share option price equal to the fair market value on the date of grant, provided that the initial per share option price of a Non Employee Director's Formula Option granted upon the effective date of the Company's first registration statement under the Securities Act of 1993, shall be equal to the initial public offering price in the offering made under such registration statement. Each Non Employee Director's Formula Option has a term of ten years from the date of grant and vests in fifty percent (50%) increments on the first and second anniversaries of the grant.

TERMS AND CONDITIONS OF OPTIONS

  In no event will the initial per share option price of the Class A Common Shares covered by an Incentive Option be less than 100% of the fair market value of each share on the date of grant. The initial per share option price of the shares subject to an Incentive Option granted to a 10% Shareholder will not be less than 110% of the fair market value of such shares at the time the Incentive Option is granted. The initial per share option price of the Class A Common Shares covered by a Non Qualified Option (other than a Non Employee Director's Formula Option) shall not be less than 85% of the fair market value of each share on the date of grant. In the event the fair market value of the Class A Common Shares declines below the option price set forth in any

Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Shares, provided, however, that none of the above actions may be taken without prior approval of the Board of Directors and none of the above actions may be taken with respect to a Non Employee Director's Formula Option.

  The Committee may, in its discretion, provide for the exercisability of any Option, other than Non Employee Directors' Formula Options, at the time of grant. If the Committee does not so provide, then a Participant shall become entitled to exercise one-third of the Class A Common Shares subject to such Option on the second anniversary of the date of grant, another one-third of such shares on the third anniversary of the date of grant and the remaining one-third of such shares on the fourth anniversary of the date of grant. The Committee may, in its discretion, permit any Option other than a Non Employee Directors' Formula Option, to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable. The term of each Option cannot exceed ten years from the date of grant. However, any Incentive Option granted to a 10% Shareholder cannot be exercisable after the expiration of five years from the date the Incentive Option is first granted. To the extent the aggregate fair market value, determined as of the time the Incentive Option is granted, of the Class A Common Shares subject to such Incentive Option which may become exercisable for the first time by any Employee during any calendar year exceeds $100,000, such excess shall be treated as a Non Qualified Option.

  An Option may be exercised only by a written notice of intent to exercise such Option, with respect to a specific number of Class A Common Shares, and payment to the Company of the amount of the option price for the number of Class A Common Shares so specified; provided, however that all or a portion of such payment may be made in kind by the delivery of Class A Common Shares which the Participant has held for at least six months at the time of exercise, having a fair market value equal to the portion of the option price so paid; provided, further, however, that subject to the requirements of Regulation T under the Exchange Act, the Committee may implement procedures to allow a Participant's broker to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of the Participant, all or any portion of the Class A Common Shares issuable upon such exercise.

TERMINATION OF EMPLOYMENT

  Unless otherwise determined by the Committee, if a Participant ceases to be an employee, consultant or Non Employee Director of the Company for any reason other than death or his retirement on or after his 65th birthday, his Option shall terminate on the date he ceases to be an employee, consultant or Non Employee Director, unless by its terms it expires sooner. In the event a Participant ceases to be an employee, consultant or Non Employee Director by reason of his death or retirement on or after his 65th birthday, his Option shall become immediately exercisable in full and shall, to the extent not exercised, terminate upon the earlier of (a) three months after the date of the qualification of a representative of his estate or his retirement, (b) one year after the date of death or (c) the expiration date of such Option.

ADJUSTMENT OF NUMBER OF SHARES

  In the event that a dividend, payable in Class A Common Shares, is declared upon the Class A Common Shares, the number of Class A Common Shares then subject to any Option, the number of the Class A Common Shares reserved for issuance under the Amended Stock Plan but not yet subject to an Option, and the number of shares set forth in Sections 6B and 9B of the Amended Stock Plan, shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding Class A Common Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then each Class A Common Share subject to any Option, each Class A Common Share reserved for issuance under the Amended Stock Plan but not yet subject to an Option and each Class A Common Share referred to in Sections 6B and 9B of the Amended Stock Plan shall be substituted for the number and kind of shares of stock or other securities into which each outstanding Class A Common Share is being exchanged. In the event of any other material change in the capital structure of the Company, the Committee, in its sole discretion, may make an equitable or proportionate adjustment of the terms of any Option, and its decision thereon will be final, binding and conclusive. In the event of the dissolution of liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as provided on Section 13 of the Amended Stock Plan, each Option, to the extent not exercised, will terminate.

TERMINATION OR AMENDMENT

  The Board of Directors may terminate the Amended Stock Plan at any time, provided that any Option outstanding under the Amended Stock Plan at the time of termination of the Amended Stock Plan will remain in effect until such Option is exercised or expires in accordance with its terms. Unless previously terminated, the Amended Stock Plan will terminate on the business day preceding the tenth anniversary of its effective date. The Board of Directors may at any time amend the Amended Stock Plan as it deems advisable. However, no such action may, without approval of a majority of the shareholders of the Company present in person or by proxy at any special or annual meeting of shareholders, increase the number of shares as to which Options may be granted under the Amended Stock Plan of increase the number of shares with respect to which Options may be granted to any Eligible Person as provided in Section 9B of the Amended Stock Plan. No termination or amendment of the Amended Stock Plan shall deprive a Participant of his rights under outstanding Options, without his consent.

WITHHOLDING OF TAXES

  The Company, in its discretion, may require that a Participant pay to the Company, at the time of exercise, such amount as the Company deems necessary to satisfy its obligations to withhold federal, state, or local income or other taxes incurred by reason of the exercise of an Option or the transfer of shares thereupon. Procedures and permissible methods for satisfying withholding obligations will be arranged by the Participant with the Company.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief discussion of the Federal income tax consequences of transactions under the Amended Stock Plan based on the Code, as in effect as of the date hereof. The Amended Stock Plan is not qualified under Section 401(a) of the Code. This discussion is not intended to be exhaustive and does not describe the state or local tax consequences.

  Incentive Options. No taxable income is realized by the Participant upon the grant or exercise of an Incentive Option. If Class A Common Shares are issued to a Participant pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Participant within two years after the date of grant or within one year after the transfer of such shares to such Participant, then (1) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such Participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) no deduction will be allowed to the Participant's employer for Federal income tax purposes.

  If the Class A Common Shares acquired upon the exercise of an Incentive Option is disposed of prior to the expiration of either holding period described above, generally (1) the participants will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and (2) the Participant's employer will be entitled to deduct such amount for Federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

  Non Qualified Options. Except as noted below, with respect to Non Qualified Options, (1) no income is realized by the Participant at the time the Non Qualified Option is granted; (2) generally, at exercise, ordinary income is realized by the Participant in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Participant's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (3) at sale, appreciation (or depreciation) after the date as of which amounts are includable in income is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

NEW PLAN BENEFITS

  Inasmuch as Options to all Participants under the Amended Stock Plan will be granted at the sole discretion of the Committee, such benefits under the Amended Stock Plan are not determinable. Compensation paid and other benefits granted in respect of the 1996 fiscal year to the named executive officers are set forth in the Summary Compensation Table.

  The affirmative vote of a majority of the shares voting, in person or by proxy, on the proposal at the Annual Meeting is required to approve the amendment of the Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

                     PROPOSAL THREE: SELECTION OF AUDITORS

  Ernst & Young LLP has been selected by the Board of Directors as the independent auditors for the current year. Although shareholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the shareholders to pass upon the selection and, if the shareholders disapprove of the selection, to consider the selection of other independent certified public accountants for future years, since it would be impracticable to replace the Company's independent auditors so late in the current year.

  A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                             SHAREHOLDER PROPOSALS

  Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 1998 must be received by December 2, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO INVESTOR RELATIONS, 2 EMERSON LANE, SECAUCUS, NEW JERSEY 07094, ATTENTION: DEBORAH LANSKI.

  Copies of the 1996 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.

                                          By Order of the Board of Directors,

                                          Stanley A. Mayer
                                          Secretary

                              AMENDED AND RESTATED

                         KENNETH COLE PRODUCTIONS, INC.
                             1994 STOCK OPTION PLAN

1.   Purpose.

          The purpose of the Amended and Restated 1994 Stock Option Plan (the "Plan") is to induce key employees, consultants and directors who are not employees ("Non-Employee Directors") to remain in the employ of Kenneth Cole Productions, Inc. (the "Company") and its future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new key employees, consultants and Non-Employee Directors and to encourage such key employees, consultants and Non-Employee Directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of stock options (the "Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success. Options granted hereunder are intended to be either (a) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of Section 422(b) of the Code) or (b) options which are not incentive stock options ("non-incentive stock options") or (c) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant hereof.

2.   Effective Date of the Plan.

          The Plan first became effective on April 30, 1994, by resolution of the Board, and ratification of the Plan by the unanimous consent of the holders of all of the outstanding shares of the capital stock of the Company (the "Capital Stock").

3.   Stock Subject to Plan.

          1,500,000 of the authorized but unissued shares of the Class A Common Stock, $0.01 par value, of the Company (the "Class A Common Stock") are reserved for issuance upon the exercise of Options granted under the Plan; provided,
                                                                  --------
however, that the number of shares so reserved may from time to time be reduced
-------
to the extent that a corresponding number of issued and outstanding shares of the Class A Common Stock are purchased by the Company and set aside for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.   Administration.

          The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective option agreements or certificates (which need not be identical), to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which each Option shall be exercisable, the number of shares of the Class A Common Stock to be subject to each Option and whether such Option shall be an incentive stock option or a non-incentive stock option and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that Non-Employee Directors who are members of the Committee
--------  -------
shall only be granted Options in accordance with the provisions of Section 6B hereof. In making such determinations, the Committee may take into account the nature of the services rendered by the respective key employees and consultants, their past, present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its sole and absolute discretion shall deem relevant. The Committee's determination on the matters referred to in this Section 4 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Option shall be final, binding and conclusive.

5.   Committee.

          The Committee shall consist of two or more members of the Board. If and to the extent that the composition of the Board shall permit, both or all of the members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the

"Exchange Act"), as amended, and both or all of the members of the Committee shall be "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

6.   Eligibility; Non-Employee Directors' Formula Options.

     A. An Option may be granted only to a key employee or consultant of the Company or a Subsidiary, or to a Non-Employee Director of the Company.

     B. (i) Upon the effective date of the Company's first registration statement under the Securities Act of 1933, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 2,500 shares of the Class A Common Stock at the initial per share option price equal to the initial public offering price in the offering made under such registration statement.

      (ii) At the first meeting of the Board immediately following the annual meeting of the Shareholders of the Company held in 1995, and at the first meeting of the Board immediately following each subsequent annual meeting of the Shareholders of the Company, each Non-Employee Director shall be granted an Option (a "Non-Employee Director's Formula Option") to purchase 2,500 shares of the Class A Common Stock at the initial per share option price equal to the fair market value of a share of the Class A Common Stock on the date of grant.

      (iii) Each Non-Employee Director who becomes a director subsequent to the effective date of the Company's first registration statement under the Securities Act of 1933, and prior to the date of any annual meeting of the Shareholders of the Company, shall be granted, on the date he becomes a director, an Option (a "Non-Employee Director's Formula Option") to purchase a number of shares of the Class A Common Stock equal to the product of (i) 2,500 and (ii) a fraction, the numerator of which is the number of full calendar months prior to the next scheduled annual meeting of shareholders and the denominator of which is 12, at the initial per share option price equal to the fair market value of a share of the Class A Common Stock on the date of grant.

       (iv) Each Non-Employee Director's Formula Option shall have a term of ten years from the date of the granting thereof.

       (v) A Non-Employee Director may not exercise a Non-Employee Director's Formula Option during the period commencing on the date of the granting of such Option to him and ending on the day next preceding the first anniversary of such date. A Non-Employee Director may (i) during the period commencing on the first anniversary of the date of the granting of a Non-Employee Director's Formula Option to him and ending on the day next preceding the second anniversary of such date, exercise such Option with respect to one-half of the shares granted thereby, and (ii) during the period commencing on such second anniversary, exercise such Option with respect to all of the shares granted thereby.

7.   Option Prices.

     A. The initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of the Class A Common Stock on the date of grant; provided, however, that, in the case
                                           --------  -------
of a Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Capital Stock at the time an Option which is an incentive stock option is granted to him, the initial per share option price shall not be less than 110% of the fair market value of a share of the Class A Common Stock on the date of grant.

     B. The initial per share option price of any Option which is a non-incentive stock option (other than a Non-Employee Director's Formula Option) shall not be less than 85% of the fair market value of a share of the Class A Common Stock on the date of grant.

     C. For all purposes of the Plan, the fair market value of a share of the Class A Common Stock on any date shall be equal to (i) the closing sales price of a share of the Class A Common Stock on the New York Stock Exchange on the business day preceding such date or (ii) if there is no sale of the Class A Common Stock on such Exchange on such business day, the average of the bid and asked prices on such Exchange at the close of the market on such business day.

8.   Option Term.

          The term of any Option shall not be in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a
                              --------  -------
Participant who owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of the Capital Stock at the time an Option which is an incentive stock option is granted to him, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof.

9.   Limitations on Amount of Options Granted.

     A. The aggregate fair market value of the shares of the Class A Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

     B. No Participant shall be granted Options to purchase more than 100,000 shares of the Class A Common Stock during any fiscal year that the Plan is in effect.

10.  Exercise of Options.

     A. The Committee may, in its discretion, provide for the exercisability of any Option other than Non-Employee Directors' Formula Options at the time of the granting of such Option. If the Committee does not so provide, then a Participant may not exercise an Option during the period commencing on the date of the granting of such Option to him and ending on the day next preceding the second anniversary of such date; and a Participant may (i) during the period commencing on the second anniversary of the date of the granting of an Option to him and ending on the day next preceding the third anniversary of such date, exercise such Option with respect to one-third of the shares granted thereby,
(ii) during the period commencing on such third anniversary and ending on the day next preceding the fourth anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares granted thereby, and (iii) during the period commencing on such fourth anniversary, exercise such Option with respect to all of the shares granted thereby.

     B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

     C. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Class A Common Stock and payment to the Company of the amount of the option price for the number of shares of the Class A Common Stock so specified; provided,
                                                               --------
however, that all or any portion of such payment may be made in kind by the
-------
delivery of shares of the Class A Common Stock which have been held by the Participant for at least six months, having a fair market value equal to the portion of the option price so paid; provided, further, however, that, subject
                                     --------  -------  -------
to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and receive, on behalf of such Participant, all or any portion of the shares of the Class A Common Stock issuable upon such exercise.

      D. The Committee may, in its discretion, permit any option other than Non-Employee Directors' Formula Options to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

11.  Transferability.

          No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to him may be exercised only by him.

12.  Termination of Employment.

          In the event a Participant leaves the employ of the Company and the Subsidiaries or ceases to serve as a consultant to the Company and/or as a Non-Employee Director, whether voluntarily or otherwise but other than by reason of his death or retirement on or after his 65th birthday, each Option theretofore granted to him which shall not have theretofore expired or otherwise been canceled shall, to the extent not theretofore exercised, terminate forthwith.
In the event a Participant's employment with the Company and the Subsidiaries or service as a consultant to the Company and/or a Non-Employee Director terminates by reason of his death or retirement on or after his 65th birthday, each Option theretofore granted to him which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earliest to occur of the expiration of three months after the date of the qualification of a representative of his estate or such retirement, the expiration of a period of one year after the date of his death and the date specified in such Option.

13.  Adjustment of Number of Shares.

          In the event that a dividend shall be declared upon the Class A Common Stock payable in shares of the Class A Common Stock, the number of shares of the Class A Common Stock then subject to any Option, the number of shares of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number of shares set forth in Sections 6B and 9B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Class A Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of the Class A Common Stock then subject to any Option, for each share of the Class A Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and for each share of the Class A Common Stock referred to in Sections 6B and 9B hereof, the number and kind of shares of stock or other securities into which each outstanding share of the Class A Common Stock shall be so changed or for which each such share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Class A Common Stock, or of any stock or other securities into which the Class A Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet covered by an Option and the number or kind of shares referred to in Sections 6B and 9B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each stock option agreement or certificate entered into in accordance with the provisions of the Plan. In the case of any substitution or adjustment in accordance with the provisions of this
Section 13, the option price in each stock option agreement or certificate for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any stock option agreement or certificate. In the event of the dissolution or liquidation of the Company, or a merger, reorganization or consolidation in which the Company is not the surviving corporation, then except as otherwise provided in the second sentence of this Section 13, each Option, to the extent not theretofore exercised, shall terminate forthwith.

14.  Purchase for Investment, Withholding and Waivers.

     A. Unless the shares to be issued upon the exercise of an option by a Participant shall be registered prior to the issuance thereof under the Securities Act of 1933, as amended, such Participant will, as a condition of the Company's obligation to issue such shares, be required to give a representation in writing that he is acquiring such shares for his own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

     B. Each Participant shall make arrangements with the Company with respect to such income tax withholding as the Company shall determine in its sole discretion is appropriate to ensure payment of federal, state and local income tax due with respect to the issuance and/or exercise of non-incentive stock options exercised under the Plan.

     C. A Participant may, in the discretion of the Committee (or, in the case of a Non-Employee Director's Formula Option, in the discretion of the Board) and subject to such rules as the Committee (or, in the case of a Non-Employee Director's Formula Option, the Board) may adopt, elect to satisfy such withholding obligation, in whole or in part, by electing (an "Election") to deliver to the Company shares of the Class A Common Stock having a fair market value, determined as of the date that the amount to be withheld is determined (the "Tax Date"), equal to the amount required to be so withheld. The Participant shall pay the Company in cash for any fractional share that would otherwise be required to be delivered.

          Each Election shall be subject to the following restrictions:

              (i)   The Election must be made on or prior to the Tax Date; and

              (ii) The Election is subject to the approval of the Committee (or, in the case of a Non-Employee Director's Formula Option, the Board).

15.  No Shareholder Status.

          Neither any Participant nor his legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Class A Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

16.  No Restrictions on Corporate Acts.

          Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Class A Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

17.  Declining Market Price.

          In the event the fair market value of the Class A Common Stock declines below the option price set forth in any Option, the Committee may, at any time, adjust, reduce, cancel and regrant any unexercised Option or take any similar action it deems to be for the benefit of the Participant in light of the declining fair market value of the Class A Common Stock; provided, however, that
                                                         -------- --------
none of the foregoing actions may be taken without prior approval of the Board and none of the foregoing actions may be taken with respect to a Non-Employee Director's Formula Option.

18.  No Employment Right.

          Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ of the Company or such Subsidiary.

19.  Termination and Amendment of the Plan.

          The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that
                                                      --------  -------
the Board may not without further approval of the holders of a majority of the shares of the Capital Stock voting as a single class as provided in the Company's Certificate of Incorporation present in person or by proxy at any special or annual meeting of the shareholders, increase the number of shares as to which Options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or increase the number of shares as to which Options may be granted under the Plan to any individual as provided in
Section 9B hereof. Except as otherwise provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option.

20.  Expiration and Termination of the Plan.

          The Plan shall terminate on the business day preceding the tenth anniversary of its effective date or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21.  Governing Law.

          The Plan shall be governed by the laws of the State of New York.

                        KENNETH COLE PRODUCTIONS, INC.
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 1997

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby authorizes Kenneth D. Cole and Stanley A. Mayer, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A Common Stock of Kenneth Cole Productions, Inc., (the "Company"), held of record by the undersigned, at the Annual Meeting of Shareholders of the Company to be held at the Company's administrative offices, 2 Emerson Lane, Secaucus, NJ 07094, on Thursday, May 29, 1997 at 10:00 a.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

        The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated in each case, April 22, 1997. All other proxies heretofore given by the undersigned to vote shares of the Company's Class A Common Stock are expressly revoked.

        The shares represented by this proxy will be voted as described on the reverse hereof by the Shareholder. If not otherwise directed, this proxy will be voted FOR the election as directors of all nominees nominated in Item 1
FOR proposal 2, and FOR proposal 3.


                     (Continued and to be dated and signed on the reverse side.)

                        KENNETH COLE PRODUCTIONS, INC.
                        P.O. BOX 11397
                        NEW YORK, N.Y. 10203-0397

1. Election of   FOR all nominees [_]   WITHHOLD AUTHORITY [_]   *EXCEPTIONS [_]
     Directors   listed below.          to vote for all
                                        nominees listed below.

Nominees: Paul Blum, Kenneth D. Cole, Maria C. Cole, Robert C. Grayson,
          Denis F. Kelly, Jeffrey G. Lynn, Stanley A. Mayer

[INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.]
*Exceptions __________________________________________________________________


2. To approve the Company's Amended and Restated 1994 Stock Option Plan

         FOR [_]      AGAINST [_]      ABSTAIN [_]


3. To ratify the selection by the Board of Directors of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 1997.

         FOR [_]      AGAINST [_]      ABSTAIN [_]


In their discretion the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.


                                                Change of Address or    [_]
                                                Comments Mark Here


                                Please sign exactly as the name appears hereon. When shares are held by joint tenants, both should sign. When signing at attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer and affix corporate seal. If a partnership, please sign in partnership name by general partner.


                                        Dated:________________________, 199__

                                        _____________________________________
                                                     Signature

                                        _____________________________________
                                                     Signature


                                        Votes must be indicated
                                        (X) in Black or Blue Ink.  [_]

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)